    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1995.

                                                     Registration No. 33-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ____________________________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ____________________________________
                             A.H. BELO CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      75-0135890
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification Number)

                             COMMUNICATIONS CENTER
                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS  75202
              (Address of Principal Executive Offices) (Zip Code)
                               __________________
                             A.H. BELO CORPORATION
                        1995 EXECUTIVE COMPENSATION PLAN
                            (Full title of the plan)
                                ________________
                              MICHAEL J. MCCARTHY
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             A.H. BELO CORPORATION
                             COMMUNICATIONS CENTER
                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS  75202
                                 (214) 977-6606
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
              ___________________________________________________
                                    Copy to:
                                    GUY KERR
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                                2200 ROSS AVENUE
                                   SUITE 2200
                              DALLAS, TEXAS  75201
                                 (214) 740-8000

========================================================================================================================
    Title of Securities        Amount to be         Proposed Maximum          Proposed Maximum            Amount of
     to be Registered          Registered *        Offering Price per        Aggregate Offering      Registration Fee **
                                                        Share **                  Price**
------------------------------------------------------------------------------------------------------------------------
  Series A Common
  Stock, $1.67 par
  value *                  An aggregate of
------------------------   8,000,000 shares      $30.0625                  $120,250,008             $41,465.52
  Series B Common
  Stock, $1.67 par
  value *
========================================================================================================================

* Shares of Series A Common Stock and Series B Common Stock are identical except that Series B shares are entitled to ten votes per share on all matters submitted to shareholders while Series A shares are entitled to one vote per share. Transferability of the Series B shares is limited to family members and affiliated entities of the holder. Series B shares are convertible at any time on a one-for-one basis into Series A shares, and upon a transfer other than as described above Series B shares automatically convert into Series A shares. Amount registered includes up to 4,000,000 shares of Series A Common Stock reserved for issuance solely upon conversion of the Series B shares registered hereby.

** Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(h) and (i) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Series A Common Stock on the New York Stock Exchange on July 25, 1995.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by A.H. Belo Corporation (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

                 (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                 (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

                 (3) The description of the Company's Series A Common Stock and Series B Common Stock contained in the Company's Form 8-B Registration Statement dated August 10, 1987 and filed with the Commission, as amended by the Company's Form 8-K Current Report dated May 4, 1988 and filed with the Commission, including any amendments or reports filed for the purposes of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Members of the law firm of Locke Purnell Rain Harrell (A Professional Corporation), other than attorneys involved in the preparation of this Registration Statement, own or have an indirect interest in Common Stock of the Company the fair market value of which exceeds $50,000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation contains a provision eliminating the monetary liability of a director for breach of fiduciary duty, subject to certain exceptions. The provision does not eliminate a director's liability for (i) breaches of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Furthermore, the provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

                 The Delaware General Corporation Law permits, and in some cases requires, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

                 Article XI of the Company's Bylaws provides for indemnification of and advancement of expenses to directors, officers, employees, and agents to the fullest extent authorized or permitted by the Delaware General Corporation Law. The Bylaws also provide specific authorization for the Company to purchase officers' and directors' liability insurance.

                 The Company has in force an officers' and directors' liability insurance policy insuring, up to specified amounts and with specified exceptions, directors and officers and former directors and officers of the Company and its subsidiaries against damages, judgments, settlements and costs for which they are not indemnified by the Company that any such persons may become legally obligated to pay on account of claims made against them for any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties to the Company in their capacities as directors or officers, or any matter claimed against them solely by reason of their serving in such capacities. The officers' and directors' liability insurance policy also insures the Company, up to specified amounts and with specified exceptions, against any indemnification payments made by the Company to directors and officers and former directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT NUMBER                         DESCRIPTION
    --------------                         -----------
         4.1              Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the
                          Company's Annual Report on Form 10-K dated March 19, 1992 (the "1991 Form 10-K")).

         4.2              Certificate of Correction to Certificate of Incorporation dated May 13, 1987 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K dated March 18, 1993 (the
                          "1992 Form 10-K")).

         4.3              Certificate of Designation of Series A Junior Participating Preferred Stock of the Company
                          dated April 16, 1987 (incorporated by reference to Exhibit 3.3 to the 1991 Form 10-K).

         4.4              Certificate of Amendment of Certificate of Incorporation of the Company dated May 4, 1988
                          (incorporated by reference to Exhibit 3.4 to the 1992 Form 10-K).

         4.5              Certificate of Amendment to Certificate of Incorporation of the Company dated May 10, 1995.

         4.6              Amended Certificate of Designation of Series A Junior Participating Preferred Stock of the
                          Company dated May 4, 1988 (incorporated by reference to Exhibit 3.5 to the 1992 Form 10-K).

         4.7              Certificate of Designation of Series B Common Stock of the Company dated May 4, 1988
                          (incorporated by reference to Exhibit 3.6 to the 1992 Form 10-K).


         4.8              Bylaws of the Company, effective February 22, 1995 (incorporated by reference to Exhibit 3.7 to the Company's Annual Report on Form 10-K dated March 8, 1995 (the "1994 Form 10-K")).

         4.9              Specimen Form of Certificate representing shares of the Company's Series A Common Stock
                          (incorporated by reference to Exhibit 4.2 to the 1992 Form 10-K).

         4.10             Specimen Form of Certificate representing shares of the Company's Series B Common Stock
                          (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K dated
                          March 20, 1989).

         4.11             Form of Rights Agreement dated March 10, 1986 between the Company and RepublicBank Dallas,
                          National Association as Rights Agent, which includes as Exhibit B thereto the Form of Right
                          Certificate (incorporated by reference to Exhibit 4.8 to the 1991 Form 10-K).

         4.12             Supplement No. 1 to Rights Agreement dated April 9, 1987 (incorporated by reference to Exhibit
                          4.9 to the 1991 Form 10-K).

         4.13             Supplement No. 2 to Rights Agreement dated May 6, 1987 (incorporated by reference to Exhibit
                          4.9 to the 1992 Form 10-K).

         4.14             Supplement No. 3 to Rights Agreement dated May 19, 1988 (incorporated by reference to Exhibit
                          4.10 to the 1992 Form 10-K).

         4.15             Supplement No. 4 to Rights Agreement dated December 12, 1988 substituting Manufacturers Hanover
                          Trust Company as Rights Agent (incorporated by reference to Exhibit 4.8 to the Company's Annual
                          Report on Form 10-K dated March 18, 1994).

         4.16             Supplement No. 5 to Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company's
                          Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1993).

         4.17             Supplement No. 6 to Rights Agreement (incorporated by reference to Exhibit 4.10 to the 1994
                          Form 10-K).

         4.18             A.H. Belo Corporation 1995 Executive Compensation Plan.

         5.1              Opinion of Locke Purnell Rain Harrell (A Professional Corporation).

         23.1             Consent of Ernst & Young LLP.

         23.2             Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in opinion filed as Exhibit 5.1).

         24               Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                          Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Decherd, Ward L. Huey, Jr. and Michael J. McCarthy, each of them or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement now or hereafter filed by or on behalf of A.H. Belo Corporation (the "Company") covering securities issued or issuable under or in connection with the Company's 1995 Executive Compensation Plan (as now or hereafter amended) and to file the same, with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or any one of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of July, 1995.

                                         A.H. BELO CORPORATION


                                         By:  /s/ Michael J. McCarthy
                                              ---------------------------------
                                              Michael J. McCarthy
                                              Senior Vice President,
                                              General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                              Date
---------                                  -----                                              ----
 /s/ Robert W. Decherd                     Chairman of the Board, President                   July 26, 1995
----------------------------------         and Chief Executive Officer
Robert W. Decherd                          (Principal Executive Officer)


 /s/ Ward L. Huey, Jr.                     Vice Chairman of the Board                         July 26, 1995
----------------------------------         and President of the Company's
Ward L. Huey, Jr.                          Broadcast Division


 /s/ Burl Osborne                          Director, Publisher and Editor,                    July 26, 1995
----------------------------------         The Dallas Morning News
Burl Osborne

 /s/ John W. Bassett, Jr.                  Director                                           July 26, 1995
----------------------------------
John W. Bassett, Jr.

                                           Director                                           July __, 1995
----------------------------------
Judith L. Craven, M.D., M.P.H.

 /s/ Dealey D. Herndon                     Director                                           July 26, 1995
----------------------------------
Dealey D. Herndon

 /s/ Lester A. Levy                        Director                                           July 26, 1995
----------------------------------
Lester A. Levy

 /s/ James M. Moroney, Jr.                 Director and Former                                July 26, 1995
----------------------------------         Chairman of the Board
James M. Moroney, Jr.

 /s/ Hugh G. Robinson                      Director                                           July 26, 1995
----------------------------------
Hugh G. Robinson

 /s/ William T. Solomon                    Director                                           July 26, 1995
----------------------------------
William T. Solomon

 /s/ Thomas B. Walker, Jr.                 Director                                           July 26, 1995
----------------------------------
Thomas B. Walker, Jr.

 /s/ J. McDonald Williams                  Director                                           July 26, 1995
----------------------------------
J. McDonald Williams

 /s/ Arturo Madrid, Ph.D.                  Director                                           July 26, 1995
----------------------------------
Arturo Madrid, Ph.D.

 /s/ Michael D. Perry                      Senior Vice President                              July 26, 1995
----------------------------------         and Chief Financial Officer
Michael D. Perry                           (Principal Financial
                                           Officer and Principal
                                           Accounting Officer)


 /s/ Dunia A. Shive                        Vice President and Controller                      July 26, 1995
----------------------------------
Dunia A. Shive


                               INDEX TO EXHIBITS

                                                                                                             SEQUENTIALLY
                                                                                                               NUMBERED
     EXHIBIT NUMBER                                DESCRIPTION                                                   PAGE
     --------------                                -----------                                               ------------
         4.1              Certificate of Incorporation of the Company (incorporated                               N/A
                          by reference to Exhibit 3.1 to the Company's Annual Report on
                          Form 10-K dated March 19, 1992 (the "1991 Form 10-K"))

         4.2              Certificate of Correction to Certificate of Incorporation                               N/A
                          dated May 13, 1987 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K dated March 18,
                          1993 (the "1992 Form 10-K"))

         4.3              Certificate of Designation of Series A Junior Participating                             N/A
                          Preferred Stock of the Company dated April 16, 1987 (incorporated by reference to Exhibit 3.3 to the 1991 Form 10-K)

         4.4              Certificate of Amendment of Certificate of Incorporation of                             N/A
                          the Company dated May 4, 1988 (incorporated by reference to
                          Exhibit 3.4 to the 1992 Form 10-K)

         4.5              Certificate of Amendment to Certificate of Incorporation of the
                          Company dated May 10, 1995

         4.6              Amended Certificate of Designation of Series A Junior Participating                     N/A
                          Preferred Stock of the Company dated May 4, 1988 (incorporated by reference to Exhibit 3.5 to the 1992 Form 10-K)

         4.7              Certificate of Designation of Series B Common Stock of the                              N/A
                          Company dated May 4, 1988 (incorporated by reference to
                          Exhibit 3.6 to the 1992 Form 10-K)

         4.8              Bylaws of the Company, effective February 22, 1995 (incorporated                        N/A
                          by reference to Exhibit 3.7 to the Company's Annual Report on
                          Form 10-K dated March 8, 1995 (the "1994 Form 10-K")).

         4.9              Specimen Form of Certificate representing shares of the Company's                       N/A
                          Series A Common Stock (incorporated by reference to Exhibit 4.2 to the 1992 Form 10-K)

         4.10             Specimen Form of Certificate representing shares of the Company's                       N/A
                          Series B Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K dated March 20, 1989)

         4.11             Form of Rights Agreement dated March 10, 1986 between the Company                       N/A
                          and RepublicBank Dallas, National Association as Rights Agent,
                          which includes as Exhibit B thereto the Form of Right Certificate
                          (incorporated by reference to Exhibit 4.8 to the 1991 Form 10-K)

         4.12             Supplement No. 1 to Rights Agreement dated April 9, 1987                                N/A
                          (incorporated by reference to Exhibit 4.9 to the 1991
                          Form 10-K)

         4.13             Supplement No. 2 to Rights Agreement dated May 6, 1987 (incorporated                    N/A
                          by reference to Exhibit 4.9 to the 1992 Form 10-K)

         4.14             Supplement No. 3 to Rights Agreement dated May 19, 1988 (incorporated                   N/A
                          by reference to Exhibit 4.10 to the 1992 Form 10-K)

         4.15             Supplement No. 4 to Rights Agreement dated December 12, 1988                            N/A
                          substituting Manufacturers Hanover Trust Company as Rights Agent
                          (incorporated by reference to Exhibit 4.8 to the Company's Annual
                          Report on Form 10-K dated March 18, 1994)

         4.16             Supplement No. 5 to Rights Agreement (incorporated by reference                         N/A
                          to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q
                          for the quarterly period ended June 30, 1993)

         4.17             Supplement No. 6 to Rights Agreement (incorporated by reference                         N/A
                          to Exhibit 4.10 to the 1994 Form 10-K)

         4.18             A.H. Belo Corporation 1995 Executive Compensation Plan

         5.1              Opinion of Locke Purnell Rain Harrell (A Professional Corporation)

         23.1             Consent of Ernst & Young LLP

         23.2             Consent of Locke Purnell Rain Harrell (A Professional Corporation)                      N/A
                          (included in opinion filed as Exhibit 5.1)

         24               Power of Attorney (included on the signature page of this Registration                  N/A
                          Statement)